As Filed with the Securities and Exchange Commission on April 23, 1997

                                                      Registration No. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933



                           IAS COMMUNICATIONS, INC.
              (Exact name of issuer as specified on its charter)


             OREGON                                  91-1063549
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                  identification no.)

                          #185-10751 Shellbridge Way
                  Richmond, British Columbia V6X 2W8, Canada
                   (Address of principal executive offices)


                            PERFORMANCE STOCK PLAN
                           (Full title of the plan)



                 Please send copies of all communications to:

JOHN G. ROBERTSON                           JAMES L. VANDEBERG, ESQ.
President, IAS Communications, Inc.         Vandeberg Johnson & Gandara
#185-10751 Shellbridge Way                  600 University Street, Suite 2424
Richmond, British Columbia V6X 2W8          Seattle, Washington  98101-1192
(604) 278-5996                              (206) 464-0404

 (Name, address including zip code, telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

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Title of Securities          Amount Being        Proposed Maximum         Proposed Maximum             Amount of
Being Registered             Registered (1)      Offering Price Per       Aggregate Offering       Registration Fee
                                                 Share (2)                Price (2)
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Class A Voting
Stock, No Par Value           1,000,000              $2.20                   $2,200,000                $759.00
=======================================================================================================================

(1) This number represents shares of the Registrant's Class A voting common stock, no par value per share ("Common Stock") being registered for issuance under the Performance Stock Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated based on the per share current market price of the shares of common stock.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in the Registration
Statement:

     (a)  The Registrant's annual report on Form 10-KSB.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act).

     (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10-SB, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation provide that the Registrant must indemnify each of its (i) fiduciaries within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan, and (ii) directors and officers, to the fullest extent permitted under the Oregon Business Corporation Act, against all liabilities incurred by reason of the fact that the person is or was a director or officer of the Registrant or a fiduciary of an employee benefit plan, or is or was serving at the request of the Registrant as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The effect of these provisions is potentially to indemnify the Registrant's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.

ITEM 8.   EXHIBITS.

Exhibit Number                         Description
--------------                         -----------

     5.1 Opinion of Vandeberg Johnson & Gandara regarding the legality of the Common Stock being registered

    23.1           Consent of Elliott Tulk Pryce Anderson, Chartered Accountants

    23.2 Consent of Vandeberg Johnson & Gandara (Included in Opinion filed as Exhibit 5.1)

    24.1           Power of Attorney (See Signature Page)

    99.1           Copy of the Performance Stock Plan

ITEM 9.   UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
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information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on the 2nd day of April, 1997.

                             IAS COMMUNICATIONS, INC.


                             By:/s/ John G. Robertson
                                ---------------------
                                John G. Robertson
                                President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     Each person whose individual signature appears below hereby authorizes and appoints John G. Robertson as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, as of the 2nd day of April, 1997. This Power of Attorney may be executed in counterpart original, which may be transmitted via facsimile.

     Signature                              Title
     ---------                              -----

/s/ James Earl Smith              Chairman of the Board of Directors
------------------------
James Earl Smith

/s/ John G. Robertson             President and Chief Executive Officer
------------------------          and Director
John G. Robertson

/s/ Jennifer Lorette              Secretary/Treasurer, Principal Financial
-------------------------         Officer and Principal Accounting Officer
Jennifer Lorette

/s/ Patrick Badgley               Director
------------------------
Patrick Badgley

/s/ Paul E. Lamarche              Director
-------------------------
Paul E. Lamarche

                               LIST OF EXHIBITS

Exhibit
-------
Number                                 Description
------                                 -----------

  5.1 Opinion of Vandeberg Johnson & Gandara regarding the legality of the Common Stock being registered

 23.1     Consent of Elliott Tulk Pryce Anderson, Chartered Accountants

 23.2     Consent of Vandeberg Johnson & Gandara (Included in Opinion filed as
          Exhibit 5.1)

 24.1     Power of Attorney (see Signature Page)

 99.1     Copy of Performance Stock Plan